Exhibit 1.1

No. 358948

THE COMPANIES ACT 1929

THE COMPANIES ACT 1948 TO 1981

and

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM

(As amended by Special Resolutions passed on 18th December, 1956,
20th May, 1986, 22nd October, 1986, 24th May, 1991 and 22nd May, 1996)

and

ARTICLES OF ASSOCIATION

(Adopted by Special Resolution passed on 20th May, 1986 and amended by
Special Resolutions passed on 22nd October, 1986, 8th May, 1989, 24th May, 1991,
21st May, 1992, 22nd May, 1996, 16th May, 2001,18th May, 2005
and 2 June, 2005)

of

BUNZL PLC

Incorporated 22nd January, 1940

No. 358948

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

AND RE-REGISTRATION AS A PUBLIC COMPANY

I hereby certify that BUNZL PULP & PAPER LIMITED having by Special Resolution and with the approval of the Secretary of State changed its name and having this day been re-registered under the Companies Acts 1948 to 1980 as a public limited company is now incorporated under the name of

BUNZL PUBLIC LIMITED COMPANY

Given under my hand at Cardiff the 9th February, 1982

B. Hayward
Assistant Registrar of Companies

No. 358948

CHANGE OF NAME CERTIFICATE

pursuant to Section 18(3) of the Companies Act, 1948

I hereby certify that TISSUE PAPERS LIMITED having, with the sanction of a Special Resolution of the said Company and with the approval of the Board of Trade, changed its name, is now called

BUNZL PULP & PAPER LIMITED

and I have entered such new name on the Register accordingly.

Given under my hand at London, this first day of January One thousand nine hundred and fifty-two.

J. D.Todd
Registrar of Companies

No. 358948

CERTIFICATE OF INCORPORATION

I hereby certify that TISSUE PAPERS LIMITED is this day Incorporated under the Companies Act, 1929 and that the Company is Limited.

Given under my hand at London this twenty-second day of January One thousand nine hundred and forty.

P. Martin
Registrar of Companies

No. 358948

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Resolutions

of

Bunzl plc

(Passed on 2 June 2005)

AT THE EXTRAORDINARY GENERAL MEETING of BUNZL plc duly convened and held at One Bunhill Row, London EC1Y 8YY on 2 June 2005 the following resolutions were passed as ordinary resolutions:

1.             THAT upon the recommendation and conditional on the approval of the Directors of the Company and immediately prior to the ordinary shares (Filtrona Shares) of Filtrona plc (Filtrona) issued and to be issued to holders of ordinary shares of the Company (Bunzl Shares) in connection with the Demerger, as defined in the circular to the Company’s shareholders dated 17 May 2005 (the Circular), being admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange’s market for listed securities (Admission), a dividend on the Bunzl Shares, equal to the aggregate book value of the Company’s interest in its wholly-owned subsidiary, Filtrona International Limited, be and is hereby declared payable to holders of Bunzl Shares on the register of members of the Company at 7.00 a.m. (London time) on 6 June 2005 (or such other time or date as the Directors may determine) (the Demerger Record Time), such dividend to be satisfied by the transfer immediately prior to Admission by the Company to Filtrona of the entire issued share capital of Filtrona International Limited, in consideration for which Filtrona has agreed to allot and issue the Filtrona Shares, effective immediately prior to Admission and credited as fully paid, to such shareholders in the proportion of one Filtrona Share for each Bunzl Share then held by such shareholders (save that, in respect of David Williams and Paul Hussey, the number of Filtrona Shares to be allotted and issued to each of them will be reduced by the number of Filtrona Shares already held by them at the Demerger Record Time) so that immediately prior to Admission all holders of Bunzl Shares (including David Williams and Paul Hussey) will hold one Filtrona Share for each Bunzl Share held at the Demerger Record Time;

2.             THAT conditional upon the passing of the resolution numbered 1 in this notice and upon Admission, every one Bunzl Share of nominal value of 25 pence then in issue be sub-divided into seven Bunzl Shares of nominal value of 3 4/7 pence each and forthwith upon such sub-division every nine of such sub-divided Bunzl Shares be consolidated into one consolidated Bunzl Share of nominal value of 32 1/7 pence as described in paragraph 1 of Part 1 of the Circular;

3.             THAT the Directors of the Company be and are hereby authorised to do or procure to be done all such acts and things on behalf of the Company and any of its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the Demerger and the share consolidation described in the resolution numbered 2 in this notice with such amendments, modifications, variations or revisions thereto as are not of a material nature; and

4.             THAT subject to the share consolidation described in the resolution numbered 2 in this notice becoming effective, the Directors be and are hereby generally and unconditionally authorised, pursuant to section 166 of the Companies Act 1985, to make one or more market purchases (as defined in section 163(3) of such Act) of Bunzl Shares of nominal value of 32 1/7 pence each on such terms and in such manner as the Directors shall determine, provided that:

(a)            the maximum aggregate number of Bunzl Shares authorised to be acquired shall be 34,067,000;

(b)           the maximum price which may be paid for a Bunzl Share shall be, in respect of a Bunzl Share contracted to be purchased on any day, an amount equal to 5% above the average of the closing middle market quotations (as derived from the London Stock Exchange Daily Official List) for the Bunzl Shares on the five business days immediately preceding the day on which that Bunzl Share is contracted to be purchased, which amount shall be exclusive of expenses;

(c)            the minimum price which may be paid for a Bunzl Share shall be 32 1/7 pence, which amount shall be exclusive of expenses; and

(d)           this authority shall expire, unless previously revoked or varied, on 17 November 2006 or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the passing of this resolution, provided that the Company may make a contract to purchase Bunzl Shares under this authority before the expiry of such authority which may or will be executed wholly or partly after the expiry of such authority and may make a purchase of Bunzl Shares pursuant to any such contract.

A J HABGOOD
Chairman

No. 358948

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Resolutions

of

Bunzl plc

(Passed on 18 May 2005)

AT THE ANNUAL GENERAL MEETING of BUNZL plc duly convened and held at The Selfridge Hotel, Orchard Street, London, W1H 6JS on 18 May 2005 the following resolutions were passed:

12.          Ordinary Resolution (Authority to allot unissued shares)

THAT the directors of the Company be and they are hereby generally and unconditionally authorised, in substitution for all previous authorities, to exercise all the powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act 1985) up to an aggregate nominal amount of £39,700,000 provided that this authority shall expire, unless previously revoked or varied, at the conclusion of the next Annual General Meeting of the Company after the passing of this Resolution save that the Company may, before such expiry, make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

13.          Special Resolution (Allotment of shares for cash)

THAT subject to the passing of Resolution 12 above the directors of the Company be and are hereby empowered pursuant to Section 95 of the Companies Act 1985 to allot equity securities (within the meaning of Section 94 of the Companies Act 1985) for cash, pursuant to the authority granted by that Resolution, and to sell treasury shares wholly for cash, as if Section 89(1) of such Act did not apply to any such allotment or sale, provided that this power shall be limited to:

(a)           the allotment or sale of equity securities in connection with a rights issue, open offer or any other pre-emptive offer in favour of ordinary shareholders (excluding any holders of ordinary shares as treasury shares), where the equity securities respectively attributable to the interests of such ordinary shareholders are proportionate (or as nearly as may be) to the respective numbers of ordinary shares held by them, subject to such exclusions or other arrangements as the directors may deem fit to deal with fractional entitlements or legal or practical problems arising under the laws of, or the requirements of any stock exchange or regulatory body in, any territory or otherwise howsoever; and

(b)           the allotment or sale (otherwise than pursuant to paragraph (a) above) of equity securities up to an aggregate nominal value of £5,635,000;

and shall expire, unless previously revoked or varied, at the conclusion of the next Annual General Meeting of the Company after the passing of this Resolution, save that the Company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

14.          Special Resolution (Purchase of own shares)

THAT the directors be and are hereby generally and unconditionally authorised, pursuant to Section 166 of the Companies Act 1985, to make one or more market purchases (as defined in Section 163(3) of such Act) of ordinary shares of 25p each in the capital of the Company on such terms and in such manner as the directors shall determine, provided that:

(a)           the maximum aggregate number of ordinary shares authorised to be acquired shall be 43,785,000;

(b)           the maximum price which may be paid for an ordinary share shall be, in respect of an ordinary share contracted to be purchased on any day, an amount equal to 5% above the average of the closing middle market quotations (as derived from the London Stock Exchange Daily Official List) for the ordinary shares on the five business days immediately preceding the day on which that ordinary share is contracted to be purchased, which amount shall be exclusive of expenses;

(c)           the minimum price which may be paid for an ordinary share shall be 25p, which amount shall be exclusive of expenses; and

(d)           this authority shall expire, unless previously revoked or varied, on 17 November 2006 or, if earlier, at the conclusion of the next Annual General Meeting of the Company after the passing of this Resolution, provided that the Company may make a contract to purchase ordinary shares under this authority before the expiry of such authority which may or will be executed wholly or partly after the expiry of such authority and may make a purchase of ordinary shares pursuant to any such contract.

15.          Special Resolution (Directors’ indemnities)

THAT the Company’s Articles of Association be and they are hereby amended with immediate effect by:

(a)            the deletion of existing Article 162 and the substitution therefor of the following new Article 162:

‘162. Subject to the provisions of the Companies Acts, the Company may indemnify any Director of the Company or any associated company against any liability and may purchase and maintain for any Director of the Company, or any associated company, insurance against any liability. ‘

and

(b)           the addition of the following sentence at the end of existing Article 109:

‘The Company may also fund a Director’s expenditure on defending proceedings as provided by the Companies Acts.’

16.          Special Resolution (Electronic voting)

THAT the amendments to the Articles of Association of the Company to enable electronic communication between the Company and its shareholders, including electronic proxy voting by shareholders, to the fullest extent permissible by law, which amendments are identified in the draft Articles of Association produced to the meeting marked ‘A’ and initialled by the Chairman for the purpose of identification, be and are hereby approved.

17.          Special Resolution (Treasury shares)

THAT the amendments to the Articles of Association of the Company to reflect the enactment of the Companies (Acquisition of Own Shares) (Treasury Shares) Regulations 2003 and the exercise by the Company of its power to repurchase shares into treasury under such legislation, which amendments are identified in the draft Articles of Association produced to the meeting marked ‘A’ and initialled by the Chairman for the purposes of identification, be and are hereby approved

A J HABGOOD
Chairman

BUNZL PLC

Extract from the Minutes of a Meeting of the BOARD OF DIRECTORS held at 110 Park Street, London W1Y 3RB on 6 March 1996

(A)          Pursuant to Regulation 16(2) of the Uncertificated Securities Regulations 1995 (“the Regulations”) it was resolved that:

(i)            title to the ordinary shares of 25p each in the capital of the Company (the “Shares”), in issue or to be issued, may be transferred by means of a relevant system (as defined in the Regulations);

(ii)           such relevant system shall include the relevant system of which CRESTCo Limited is to be the Operator (as defined in the Regulations);

(iii)          the Shares shall not include any shares referred to in Regulation 17; and

(iv)          this resolution (“the Resolution”) shall become effective immediately prior to CRESTCo Limited granting permission for the Shares to be transferred by means of the CREST system.

(B)           It was noted that, upon the Resolution becoming effective in accordance with its terms, and for as long as it is in force, the Articles of Association of the Company in relation to the Shares will not apply to any uncertificated Shares to the extent that they are in inconsistent with:-

(i)            the holding of any Shares in uncertificated form;

(ii)           the transfer of title to any Shares by means of the CREST system; and

(iii)          any provision of the Regulations.

(C)           There was produced to the meeting a notice of the passing of the Resolution (the “Notice”). It was resolved that the Notice be approved and sent to every member of the Company in accordance with the Company’s Articles of Association within 60 days of the passing of the Resolution, as required by Regulation 16(4).

No.358948

THE COMPANIES ACT 1929

THE COMPANIES ACTS 1948 TO 1981

AND

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Bunzl plc
(As amended by Special Resolutions
passed on 18th December, 1956,
20th May, 1986, 22nd October, 1986,
24th May, 1991 and 22nd May, 1996.)

*                                        1.                                       The name of the Company is “BUNZL PUBLIC LIMITED COMPANY”.

2.                                        The Company is to be a public company.

3.                                        The registered office of the Company will be situate in England.

**                                4.                                       The objects for which the Company is established are:

(A)                              To carry on business as a general commercial company and to carry on any trade or business whatsoever.

(B)                                To acquire any estate or interest in and to take options over, construct, develop or exploit any property, real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person and to act as a holding company.

*             The Company was incorporated as “Tissue Papers Limited” on 22nd January, 1940. The name of the Company was changed by a Special Resolution dated 28th September, 1951 to “Bunzl Pulp & Paper Limited” and by a Special Resolution dated 1st December, 1981 to “Bunzl Public Limited Company”.

**          The present Clause 4 was adopted by a Special Resolution dated 22nd May, 1996 and the previous Clause 4 was deleted in its entirety.

(C)           To provide services of all descriptions.

(D)          To lend money and grant or provide credit and financial accommodation to any person and to deposit money with any person.

(E)           To invest money of the Company in any investments and to hold, sell or otherwise deal with investments or currencies or other financial assets.

(F)           To enter into any arrangements with any government or authority or person and to obtain from any government or authority or person any legislation, orders, rights, privileges, franchises and concessions.

(G)           To borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

(H)          To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums interest dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

(I)            To amalgamate or enter into partnership or any profit-sharing arrangement with, or to co-operate or participate in any way with, or to take over or assume any obligation of, or to assist or subsidise any person.

(J)            To sell, exchange, mortgage, charge, let, grant licences, easements, options and other rights over, and in any other manner deal with, or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

(K)          To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose, and to give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business.

(L)           To establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustee of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

(M)         To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation, establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

(N)          To grant or procure the grant of donations, gratuities, pensions, annuities, allowances or other benefits, including benefits on death, to, or purchase and maintain any type of insurance for or for the benefit of, any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding Company of the company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the board of directors of the company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the Company or its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the Company or its members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(O)          To cease carrying on or to wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

(P)           To distribute any of the property of the Company among its creditors and members or any class of either in cash, specie or kind.

(Q)          To do all or any of the above things or matters in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(R)           To carry on any other activity and do anything of any nature which in the opinion of the board of directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company’s undertaking, property or assets or otherwise to advance the interests of the Company or of its members.

(S)           To do any other thing which in the opinion of the board of directors of the Company is or may be incidental or conducive to the attainment of the above objects or any of them.

(T)           In this clause “company”, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, “person” shall include any company as well as any other legal or natural person, “securities” shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, “and” and “or” shall mean “and/or” where the context so permits, “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any trade or business carried on by the Company, or by the fact that at any time the Company is not carrying on any trade or business but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of those paragraphs defined the objects of a separate distinct and independent company.

5.             The liability of the members is limited.

*              6.             The share capital of the Company is £5,000 divided into 5,000 Ordinary Shares of £l each, with such rights as are defined by the Articles of Association registered herewith, subject, however, to the right and power to modify or vary the same contained in clause 3 of Table A in the First Schedule to the Companies Act, 1929. Any new shares from time to time to be created may from time to time be issued with any such right of preference, whether in respect of dividend or of repayment of capital, or both, or any such other special privilege or advantage over any shares previously issued or then about to be issued, or with such deferred rights as compared with any other shares previously issued or then about to be issued, or subject to any such conditions or provisions, and with any such right or without any right of voting, and generally on such terms as the Company may from time to time determine, but so that any preferential or special rights attached to issued shares shall not be affected or interfered with, except in manner provided in clause 3 of Table A aforesaid.

*              (A)          By a Special Resolution of the Company passed on 3rd December, 1948, the authorised share capital was increased to £200,000 by the creation of a further 95,000 Ordinary Shares of £1 each and £100,000 7 per cent. Cumulative Preference Shares of £1 each.

(B)           By Special Resolutions of the Company passed on 12th June, 1957, the 100,000 Ordinary Shares of £1 each were each sub-divided into 400,000 Ordinary Shares of 25p each and the authorised share capital was increased to £1,200,000 by the creation of a further 4,000,000 Ordinary Shares of 25p each.

(C)           By a Special Resolution of the Company passed on 18th February, 1958, the 100,000 7 per cent. Cumulative Preference Shares of £1 each were converted into 400,000 Ordinary Shares of 25p each.

(D)          By an Ordinary Resolution of the Company passed on 5th April, 1961, the authorised share capital was increased by £800,000 to £2,000,000 by the creation of a further 3,200,000 Ordinary Shares of 25p each.

(E)           By an Ordinary Resolution of the Company passed on 21st July, 1964, the authorised share capital was increased by £2,000,000 to £4,000,000 by the creation of a further 8,000,000 Ordinary Shares of 25p each.

(F)           By an Ordinary Resolution of the Company passed on 18th July, 1967, the authorised share capital was increased by £4,000,000 to £8,000,000 by the creation of a further 16,000,000 Ordinary Shares of 25p each.

(G)           By an Ordinary Resolution of the Company passed on 30th May, 1984, the authorised share capital was increased by £10,000,000 to £18,000,000 by the creation of a further 40,0000,000 Ordinary Shares of 25p each.

(H)          By an Ordinary Resolution of the Company passed on 6th February, 1985, the authorised share capital was increased by £7,000,000 to £25,000,000 by the creation of a further 28,000,000 Ordinary Shares of 25p each.

(I)            By an Ordinary Resolution of the Company passed on 26th November, 1985, the authorised share capital was increased by £6,250,000 to £31,250,000 by the creation of a further 25,000,000 Ordinary Shares of 25p each.

(J)            By an Ordinary Resolution of the Company passed on 20th May, 1986, the authorised share capital was increased by £68,750,000 to £100,000,000 by the creation of a further 275,000,000 Ordinary Shares of 25p each.

(K)          By an Ordinary Resolution of the Company passed on 22nd September, 1986, the authorised share capital was increased by £37,500,000 to £137,500,000 by the creation of a further 150,000,000 Ordinary Shares of 25p each.

(L)           By an Ordinary Resolution of the Company passed on 22nd May, 1996, the authorised share capital was increased by £32,500,000 to £170,000,000 by the creation of a further 130,000,000 Ordinary Shares of 25p each.

(M)         By Ordinary Resolutions of the Company passed on 2nd June, 2005, with effect from 6th June, 2005 each share in the capital of the Company was sub-divided and the resulting shares were then consolidated, thereby reducing the number of authorised shares from 680,000,000 to 528,888,888 and increasing the nominal value of each share from 25p to 32 1/7p, and the fraction of a share which would otherwise have constituted part of the Company’s unissued share capital following such sub-division and consolidation was cancelled pursuant to section 121(2)(e) of the Companies Act 1985.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber

BRUCE BLEWITT,	One
141 Fenchurch Street,
London, E.C.3,
Solicitor.

HERBERT FREDERICK GOUGH,	One
141 Fenchurch Street,
London, E.C.3,
Solicitors Clerk.

Dated this 17th Day of January 1940.

Witness to the above Signatures -

F.A.G. SCHOENBERG,
141 Fenchurch Street,
London, E.C.3,
Solicitors’ Articled Clerk.

No. 358948

THE COMPANIES ACT 1985

ARTICLES OF ASSOCIATION

OF

Bunzl plc

(Adopted by Special Resolution
passed on 20th May, 1986 and
amended on 22nd October, 1986,
8th May, 1989, 24th May, 1991,
21st May, 1992, 22nd May, 1996,
 16th May, 2001,18th May, 2005
and 2 June, 2005)

1.             The regulations in Table A as in force at the date of incorporation of the Company do not apply to the Company.

INTERPRETATION

2.             In these Articles, unless the context otherwise requires:

“the Act”	means the Companies Act 1985 including any modification or re-enactment thereof for the time being in force;

“address”	in relation to electronic communications, includes any number or address used for the purposes of such communications;

“the Articles”	means these Articles of Association of the Company;

“the Auditors”	means the auditors for the time being of the Company;

“the Board”	means the Directors or any of them acting as the board of Directors of the Company;

“clear days”	in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“the Companies Acts”

means the Companies Acts as defined by section 744 of the Act and any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as “the Companies Acts” (with or without the addition of an indication of the date of any such enactment);

“dividend”	means dividend or bonus;

“electronic signature”

means anything in electronic form which the Board requires to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;

“the Group”	means the Company and its subsidiary undertakings;

“the holder”	in relation to shares means the member whose name is entered in the register as the holder of the shares;

“the Memorandum”	means the memorandum of association of the Company;

“month”	means calendar month;

“the Office”	means the registered office of the Company;

“paid”	means paid or credited as paid;

“the Register”	means the register of members of the Company;

“the Registrars”	means the registrars of the Company for the time being;

“the Seal”	means the common seal of the Company and includes the official seal (if any) kept by the Company by virtue of section 40 of the Act;

“the Secretary”	means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“the United Kingdom”	means Great Britain and Northern Ireland;

“year”	means year from 1st January to 31st December inclusive;

references to a document being executed include references to its being executed under hand or under seal or by any other method except by means of an electronic signature;

references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, are to its bearing an electronic signature;

references to writing include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the Board in its absolute discretion;

words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations;

words or expressions contained in the Articles bear the same meaning as in the Act but excluding any statutory modification thereof not in force at the date of adoption of the Articles; and

references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

SHARE CAPITAL

3.             The share capital of the Company consists of 528,888,888 shares of 32 1/7 pence each.

4.             Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

5.             Subject to the provisions of the Companies Acts relating to authority, pre-emption rights and otherwise and of any resolution of the Company in general meeting passed pursuant thereto, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board, and the Board may (subject as aforesaid) allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as it thinks fit. This power shall not apply to redeemable shares, which shall be governed by the provisions of Article 6.

6.             Subject to the provisions of the Companies Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

7.             The Company may exercise the powers of paying commissions conferred by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

8.             Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not (even when having notice thereof) be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

9.(1)        Where, in respect of any shares of the Company (the “shares”), any member or any other person appearing to be interested in the shares has been duly served with a notice under section 212 of the Act (a “section 212 notice”), requiring him to provide the information therein specified (the “information”) and is in default in supplying the information to the Company within 14 days from the date of service of the section 212 notice then, subject to the Companies Acts and unless the Directors otherwise determine (any such determination being for such period and subject to such terms and conditions (if any) as the Directors may in their absolute discretion decide), the Company may serve upon the registered holder of the shares a notice (in this Article called a “disenfranchisement notice”) stating or to the effect that the shares shall, from the service of the disenfranchisement notice, notwithstanding any other provisions of these Articles, confer on such registered holder no right (save as proxy for another member) to be present or vote either at any general meeting of the Company or at any separate general meeting of the holders of the class of shares of which the shares form a part (in both cases either personally or by proxy), until the section 212 notice has been complied with.

(2)           Where the shares which are the subject of the section 212 notice comprise in total at least 0.25 per cent. in number or nominal value of the shares of the Company (calculated exclusive of any shares held as treasury shares), or of any class of such shares (calculated exclusive of any shares of that class held as treasury shares), in issue at the date of service of the section 212 notice or disenfranchisement notice, the disenfranchisement notice may state additionally:

(a)           that payment of dividends or other money which would otherwise be payable on the shares shall be withheld by the Company without any liability to pay interest thereon when such money is finally paid to the registered holder; and

(b)           that transfers of the shares shall be prohibited other than:

(i)            pursuant to a sale of the entire interest in the shares the subject of the sale to a person becoming the registered holder of the shares by reason of a sale through a recognised investment exchange (as defined in the Financial Services Act 1986) or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded; or

(ii)           a sale of such an entire interest otherwise than on such a recognised investment exchange to a person who had no interest in those shares at the time the relevant section 212 notice was served and who is not an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article), of a person who had such an interest and who is not acting in concert (within the definition of that expression in any code on take-overs and mergers generally applicable in the United Kingdom at the date of the adoption of this Article) with a person who had such an interest

(in this Article called, in either case, a “sale to an unconnected party”).

(3)           Other than in respect of a sale to an unconnected party, where Article 9(1) applies no transfer of any shares in respect of which a disenfranchisement notice has been served shall be registered unless the registered holder is not himself in default as regards supplying the information and the transfer, when presented for registration, is accompanied by a certificate by the registered holder in a form satisfactory to the Directors to the effect that, after due and careful enquiry, the registered holder is satisfied that no person in default in supplying the information is interested in any of the shares the subject of the transfer.

(4)           For the purpose of this Article:

(a)           where a person holds more than one share in the Company, any section 212 notice given pursuant to this Article may relate to all of such shares or to such number of them as is stated in the section 212 notice; and

(b)           where sanctions specified in this Article have become applicable with regard to the shares, they shall cease to be applicable to the shares upon:

(i)            upon not more than seven days of the Board being satisfied that all information required by the section 212 notice relating to the shares has been supplied by the holder or any other person appearing to be interested in the shares; or

(ii)           upon the date on and from which the Directors determine that such provisions shall cease to be applicable to the shares; or

(iii)           upon a sale to an unconnected party;

(c)           a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 212 of the Act which either:

(i)            names such person as being interested; or

(ii)           fails to establish the identities of those interested in the shares,

and if (after taking into account the said notification and any other relevant notification under the said section 212) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(d)           reference to a person being in default in supplying the information to the Company, or being in default as regards supplying the information, shall include reference to his having failed or refused to give all or any part of it; and

(e)           this Article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a section 212 notice within the time specified in it. For the purpose of this Article a section 212 notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period.

(5)           Where any disenfranchisement notice is cancelled or ceases to have effect, any moneys withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.

(6)           Any new shares in the Company issued in right of any shares subject to a disenfranchisement notice shall also be subject to the disenfranchisement notice, and the Board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the disenfranchisement notice when such shares are issued.

(7)           Any holder of shares on whom a disenfranchisement notice has been served may at any time request the Company to give in writing the reason why the disenfranchisement notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the Company shall give that information accordingly.

VARIATION OF RIGHTS

10.           Whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of three-fourths of the issued shares of the class (excluding any shares of that class held as treasury shares), or with the sanction of an extraordinary resolution passed at a separate general meeting of such holders (but not otherwise). All the provisions of the Articles relating to general meetings of the Company or the proceedings thereat shall, mutatis mutandis, apply to every such separate general meeting, except that:

(a)           the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, those members who are present in person or by proxy, whatever their holdings; and

(b)           the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

11.           Unless otherwise provided by the rights attached to any shares, those rights shall be deemed to be varied by the reduction of the capital paid up on the shares and by the allotment of further shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by such first-mentioned shares, but shall not otherwise be deemed to be varied by the creation or issue of further shares.

SHARE CERTIFICATES

12.           Every member, upon becoming the holder of any shares (except a stock exchange nominee in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled without payment to receive one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or, with the consent of the Board, several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Board may determine. Every certificate shall be executed under a seal or in such other manner as the Board having regard to the terms of issue and any listing requirements may authorise and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

13.           If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity (with or without security) and payment of any exceptional out of pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

14.           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including, without limitation, any unpaid dividend) payable in respect of it.

15.           The Company may sell in such manner as the Board determines any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days, after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

16.           To give effect to such a sale the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the consideration, if any, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

17.           The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

18.           Subject to the terms of allotment, the Board may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

19.           A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

20.           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.           If a call or any instalment remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Board may waive payment of the interest wholly or in part.

22.           An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

23.           Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

24.           The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and may pay upon all or any of the moneys so advanced (until the same would but for such advance become presently payable) interest at such rate, not exceeding (unless the Company in general meeting shall otherwise direct) the appropriate rate (as defined by the Act), as may be agreed between the Board and such member.

25.           If a call or any instalment remains unpaid in whole or in part after it has become due and payable the Board may give to the person from whom it is due not less than seven clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

26.           If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give the notice.

27.           Subject to the provisions of the Companies Acts, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines either to the person who was before the forfeiture the holder or to any other person and, at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Board may authorise some person to execute an instrument of transfer of the share to that person.

28.           A person, any of whose shares have been forfeited, shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate(s) for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined by the Act) from the date of forfeiture until payment, but the Board may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

29.           The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

30.           A statutory declaration by a Director or the Secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

31.           The instrument of transfer of a share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee. Title to any securities of the Company may be evidenced and transferred without a written instrument in accordance with statutory regulations from time to time made under the Companies Acts and the Board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

32.           The Board may refuse to register an instrument of transfer unless it is:

(a)           lodged, duly stamped, at the offices of the Registrars or at such other place as the Board may specify and is accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)           in respect of only one class of shares; and

(c)            in favour of not more than four transferees.

33.           If the Board refuses to register a transfer of a share, it shall within two months after the date on which the transfer was lodged as aforesaid send to the transferee notice of the refusal.

34.           The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may determine.

35.           No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

36.           The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

SHARE WARRANTS TO BEARER

37.(1)      Subject to the provision of the Companies Acts, the Board may issue under the Seal share warrants to bearer in respect of any fully paid shares, and all shares while represented by warrants shall be transferable by delivery of the warrants relating thereto which warrants may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants.

(2)           Any person applying to have a share warrant issued to him shall at the time of application pay, if so required by the Board, the stamp duty (if any) payable in respect thereof.

(3)           The Board may determine and from time to time vary the conditions upon which share warrants may be issued and in particular upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, and upon which the bearer of a share warrant shall be entitled to attend and vote at general meetings; provided that no new share warrant shall be issued except either in place of one worn out or defaced and against production of the same or in the case of a lost warrant upon the Board being satisfied beyond reasonable doubt that the original warrant has been destroyed.

(4)           Subject to the provisions of these Articles and of the Companies Acts, the bearer of a share warrant shall be deemed to be a member of the Company to the full extent, and shall be subject to the conditions for the time being in force.

(5)           If the bearer of a share warrant shall surrender it to be cancelled together with all outstanding dividend coupons (if any) and make an application in writing signed by him in such form and authenticated in such manner as the Board shall require requesting to be registered as a member in respect of the share or shares specified in the share warrant, and stating in such application his name, address and occupation, he shall be entitled to have his name entered as a member in the register in respect of the share or shares specified in the share warrant so surrendered.

TRANSMISSION OF SHARES

38.           If a member dies the survivor or survivors where he was a joint holder, or his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall within two months after proof cause the entitlement of that person to be noted in the register.

39.           A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Board may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

40.           A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, subject to the requirements of Article 40, have the rights to which he would be entitled if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of or to attend or vote at any meeting of the Company or receive notice of or attend at any separate meeting of the holders of any class of shares in the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

41.(1) The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, mental disorder, operation of law or any other event if and provided that:

(a)           during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by the Articles in respect of the shares in question have remained uncashed; and

(b)           as soon as practicable after expiry of the said period of 12 years the Company shall have inserted advertisements both in a newspaper with a national circulation and in a newspaper circulating in the area of the address at which service of notices upon such member or other person may be effected in accordance with the Articles giving notice of its intention to sell the said shares; and

(c)           during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such member or person; and

(d)           if the shares are listed on The Stock Exchange, notice shall have been given to the Quotations Department of The Stock Exchange of the Company’s intention to make such sale prior to the publication of advertisements.

(2)           To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be effective as if it had been executed by the holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The Board shall be entitled to register such transfer notwithstanding that no certificate representing the said shares shall be produced. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

STOCK

42.           The Company may by ordinary resolution convert any fully paid shares into stock, and re-convert any stock into fully paid shares of any denomination.

43.           The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable but so that the minimum shall not exceed the nominal amount of the shares from which the stock arose.

44.           The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings, and other matters, as if they held the shares from which the stock arose, but no such rights, privileges or advantages (except participation in dividends and profits and in the assets on a winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such rights, privileges or advantages.

45.           All the provisions of the Articles applicable to fully paid shares shall apply to stock, and the word “share” shall be construed accordingly.

ALTERATION OF SHARE CAPITAL

46.           The Company may by ordinary resolution:

(a)           increase its authorised share capital by creating new shares of such amount as the resolution prescribes;

(b)           consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)           subject to the provisions of the Companies Acts, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d)           cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

47.           Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Board may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the consideration nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

48.           Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

PURCHASE OF OWN SHARES

49.           Subject to the provisions of the Companies Acts and to sanction by an extraordinary resolution passed at a separate class meeting of the holders of any class of convertible shares, the Company may purchase its own shares (including any redeemable shares). Neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

50.           The provisions of these articles relating to general meetings shall apply, with necessary modifications, to any separate general meeting of the holders of shares of a class held otherwise than in connection with the variation or abrogation of the rights attached to shares of the class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

51.           (a)           Subject to the Companies Acts, where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective; and

(b)           A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members.

In this Article references to a resolution being in writing include the results of use of electronic communications subject to such terms and conditions as the Board may decide.

52.           All general meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

53.           The Board may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an Extraordinary General Meeting for a date not later than seven weeks after receipt of the requisition. If there are not within the

United Kingdom sufficient Directors to call a general meeting, any Director or any member of the Company may call a general meeting.

NOTICE OF GENERAL MEETINGS

54.           An Annual General Meeting and an Extraordinary General Meeting called for the purpose of passing a special resolution shall be called by at least 21 clear days’ written notice. All other Extraordinary General Meetings shall be called by at least 14 clear days’ written notice. Subject to the provisions of the Articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the Directors and Auditors. In this Article references to written notice include notice given by the use of electronic communications and/or publication on a website in accordance with the Act.

55.           The notice shall specify the time and place of the meeting and the general nature of the business to be transacted. The notice shall, in the case of an Annual General Meeting, specify the meeting as such, and in the case of a meeting to pass a special or extraordinary resolution, specify the intention to pass the resolution as a special or extraordinary resolution, as the case may be.

56.           The accidental omission to give notice of a meeting, or to send a form of proxy with a notice where required by the Articles, to any person entitled to receive the same, or the non-receipt of notice of a meeting by any such person shall not invalidate the proceedings at that meeting.

57.           If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

PROCEEDINGS AT GENERAL MEETINGS

58.           No business shall be transacted at any general meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum.

59.           If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Chairman of the meeting may determine. At any adjourned meeting one member present in person or by proxy and entitled to vote upon the business to be transacted (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one member present in person or by proxy and entitled to vote upon the business to be transacted (whatever the number of shares held by him) shall be a quorum.

60.           The Board may direct that persons wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

61.           The Chairman shall take such action as he thinks fit to promote the orderly conduct of the business of the meeting laid down in the notice of the meeting and the Chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such nature.

62.           The Chairman, if any, of the Board or in his absence another Director nominated by the Board shall preside as Chairman of the meeting, but if neither the Chairman nor such other Director (if any) is present within 15 minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be Chairman and, if there is only one Director present and willing to act, he shall be Chairman. If no Director is willing to act as Chairman, or if no Director is present within 15 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be Chairman.

63.           A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company. The Chairman may invite any person to attend and speak at any general meeting of the Company whom the Chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

64.           The Chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either for an indefinite period or to another time or place where it appears to him that (a) the members wishing to attend and entitled to vote on the business to be transacted cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the Chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for 14 days or more or for an indefinite period, at least seven clear days written notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice. In this Article references to written notice include notice given by the use of electronic communications and/or publication on a website in accordance with the Act.

65.           A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is demanded. Subject to the provisions of the Companies Acts, a poll may be demanded:

(a)           by the Chairman; or

(b)           by at least five members having the right to vote at the meeting; or

(c)           by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)           by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and a demand by a person as proxy for a member shall be the same as a demand by the member.

66.           Unless a poll is duly demanded a declaration by the Chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

67.           The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the Chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

68.           A poll shall be taken as the Chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69.           In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall be entitled to a casting vote in addition to any other vote he may have.

70.           A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the Chairman directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

71.           No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice in writing shall be given specifying the time and place at which the poll is to be taken. In this Article references to a notice being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

72.           In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or the Chairman in his absolute discretion decides that it may be considered or voted upon. In this Article references to a notice being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

73.           If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the Chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

VOTES OF MEMBERS

74.           Subject to any rights or restrictions attached to any shares or under which any shares may at the relevant time be held:

(a)           on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative or proxy, shall have one vote; and

(b)           on a poll every member shall have one vote for every share of which he is the holder.

75.           In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register.

76.           A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise such right to vote shall be received at such place as is specified in accordance with Article 82 for the receipt of instruments of proxy in writing which are not electronic communications, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

77.           No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

78.           If:-

(a)           any objection shall be raised to the qualification of any voter; or

(b)           any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)            any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be conclusive.

79.           On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

80.           Proxy forms shall be sent by the Company to all persons entitled to notice of and to attend and vote at any meeting, and such proxy forms shall provide for two-way voting on all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. For the purposes of this Article references to sending a proxy form includes using electronic communications and/or publication on a website in accordance with the Act.

81.           An instrument appointing a proxy shall be in writing, under the hand of the appointor or his attorney or, if such appointor is a corporation, under its common seal or the hand of a duly authorised officer or attorney and shall be in any usual form or in any other form which the Board may approve. The instrument appointing a proxy shall unless the contrary is stated in it, be valid as well as for any adjournment of the meeting as for the meeting to which it relates. In this Article references to a proxy form being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

82.           (1) The instrument appointing a proxy, which is not an electronic communication, must be:

(a)           received at the Office, or any other place stated in the notice of meeting or in the instrument itself, 48 hours before a meeting or an adjourned meeting; or

(b)           received at the Office, or at any other place stated in the notice of meeting or in the instrument itself, 24 hours before a poll is taken, if the poll is taken more than 48 hours after it is demanded; or

(c)           received by the Chairman or the Secretary or any Director at the meeting at which the poll was demanded if the poll is not taken forthwith but is taken more than 48 hours after it was demanded.

If such an instrument of proxy is signed by an attorney, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or an office copy) must (if so required by the Board) be received with the instrument of proxy, unless the power of attorney or authority has already been registered with the Company.

(2) The instrument appointing a proxy, which is an electronic communication, where an address has been specified for the purposes of receiving electronic communications in the notice of meeting or in the form itself, must be:

(a)           received at that specified address 48 hours before a meeting or an adjourned meeting; or

(b)           received at that specified address 24 hours before a poll is taken, if the poll is taken more than 48 hours after it is demanded; or

(c)           received at that specified address during the meeting at which the poll was demanded if the poll is not taken forthwith but is taken not more than 48 hours after it was demanded.

If such an instrument of proxy is signed by an attorney, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or an office copy) must (if so required by the Board) be:

(d)           received at the Office, or at any other place stated in the notice of meeting or in the form itself, at least 48 hours before a meeting or an adjourned meeting, or 24 hours before a poll is taken if the poll is taken more than 48 hours after it is demanded, or

(e)           received by the Chairman or the Secretary or any Director at the meeting at which the poll was demanded if the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, unless the power of attorney or authority has already been registered with the Company.

If the above requirements are not complied with, the proxy will not be able to act for the person who appointed him.

The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is delivered in a manner permitted by these Articles by electronic communication, but because of a technical problem it cannot be read by the recipient.

No instrument of proxy shall be valid after the expiry of 12 months from the date stated in it as the date of its execution. When two or more valid but differing instruments of proxy are received in respect of the same share for use at the same meeting, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share. If the company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. Appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. In this Article references to any document being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

83.           A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice in writing of the determination was received by the Company at the Office or at such other place at which the instrument of proxy was duly received before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. In this Article references to any notice being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

NUMBER OF DIRECTORS

84.           Unless otherwise determined by ordinary resolution, the number of Directors (other than Alternate Directors) shall not be subject to any maximum but shall be not less than two.

ALTERNATE DIRECTORS

85.           Any Director (other than an Alternate Director) may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him.

86.           An Alternate Director shall be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor as a Director in his absence. It shall not be necessary to give notice of such a meeting to an Alternate Director who is absent from the United Kingdom.

87.           A Director or any other person may act as Alternate Director to represent more than one Director, and an Alternate Director shall be entitled at meetings of the Board or any committee of the Board to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

88.           An Alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not in respect of his services as an Alternate Director be entitled to receive any remuneration from the Company. An Alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

89.           An Alternate Director shall cease to be an Alternate Director if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment. The appointment of an Alternate Director shall also terminate automatically on the happening of any event which if he were a Director would cause him to vacate his office as Director.

90.           Any appointment or removal of an Alternate Director shall be by notice in writing to the Company signed by the Director making or revoking the appointment and shall take effect (subject to any approval required by Article 85) upon receipt of such notice at the Office by the Secretary. In this Article references to any notice being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

91.           Save as otherwise provided in the Articles, an Alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

POWERS OF DIRECTORS

92.           Subject to the provisions of the Companies Acts and the Memorandum and the Articles and to any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Board by the Articles and a meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

93.           The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or agents of the Company for such purposes and on such conditions as the Board determines and may delegate to any person so appointed any of its powers, authorities, and discretions, including authority for the agent or agents to delegate all or any of his or their powers. The Board may remove any person appointed under this Article and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

94.           Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the Board may make and vary such regulations as it may think fit respecting the keeping of the Register.

95.           The Board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking.

DELEGATION OF DIRECTORS’ POWERS

96.           The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of one or more Directors. Any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee). The Board may also delegate to any Managing Director or any Director holding any other executive office such of its powers as the Board considers desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the Articles regulating the proceedings of Directors so far as they are capable of applying and are not superseded by any regulations imposed by the Board. The Board may co-opt onto any such committee persons other than Directors, who may enjoy voting rights in that committee. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

BORROWING POWERS

97.(1)      Subject as hereinafter provided the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

(2)           The Board shall restrict the borrowing of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (as regards subsidiary undertakings so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all moneys borrowed by the Group (exclusive of moneys borrowed by the Company from and for the time being owing to any such subsidiary undertaking, or by any such subsidiary undertaking from and for the time being owing to the Company or another such subsidiary undertaking) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed such sum as equals any amounts written off in respect of goodwill arising on the consolidation or acquisition of brands, businesses or companies remaining within the Group plus twice the aggregate of:

(a)           the amount for the time being paid up or credited as paid up on the issued share capital of the Company (including any shares held as treasury shares); and

(b)           the amounts standing to the credit of the consolidated reserves (including any share premium account, capital redemption reserve, revaluation reserve, the unappropriated balance of investment grants and the amount standing to the credit of the consolidated profit and loss account) of the Company and its subsidiary undertakings, such share capital and reserves being as shown by the latest consolidated balance sheet, which for the purposes of this Article means at any date the then latest consolidated balance sheet of the Company and its subsidiary undertakings prepared in accordance with the historical cost convention modified, if applicable, by the revaluation of assets and which has been audited and has been reported on by the Auditors, whether or not as the main accounts of the Group, but:

(i)            adjusted as may be appropriate to reflect any variation since the date as at which the latest consolidated balance sheet has been made up in the amount of such share capital, in the amounts standing to the credit of such reserves (other than variations in the income statement arising from normal trading) and in interests in subsidiary undertakings, and so that if any issue or proposed issue of shares by the Company for cash has been or becomes unconditionally underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof shall (provided such subscription moneys are payable not later than three months after the date of allotment) be deemed to have been paid up on the date when such shares became unconditionally underwritten but only to the extent of the underwriters’ liability to the Company in respect of such subscription moneys;

(ii)           excluding all sums set aside for taxation whether in respect of deferred taxation or otherwise;

(iii)          adjusted to take account of any subsidiary undertaking the balance sheet of which was not consolidated with the latest consolidated balance sheet;

(iv)          excluding therefrom such amounts, if any, as are attributable to the outside shareholders in subsidiary undertakings;

(v)           deducting therefrom any debit balance on the consolidated profit and loss account or any reserve account;

(vi)          deducting therefrom any amount distributed or proposed to be distributed to members of the Company and outside shareholders in subsidiary undertakings out of profits earned down to the dates of, and not provided for in, the relative balance sheets;

(vii)         deducting therefrom (if not otherwise taken into account) such amount as the Auditors shall consider appropriate in respect of any contingent taxation liabilities on the net amount by which the fixed assets of the Company and its subsidiary undertakings shall have been written up as a result of any revaluation made after 31st December, 1984 and so that a transfer of any fixed asset by one member of the Group to another for a consideration in excess of the book value thereof shall be deemed to be a writing up of the book value of such asset as a result of a revaluation;

(viii)        excluding such part of the interests of the Company or a subsidiary undertaking in an associated company, not being a subsidiary undertaking, as is attributable to any post-acquisition undistributed profits and reserves, but including such interests at original cost or, if lower, book value;

(ix)          deducting therefrom the amount (if any) by which the amount attributable in the latest consolidated balance sheet to movable or immovable assets hired and/or leased by the Company and its subsidiary undertakings exceeds the aggregate of the capital amounts in respect of such assets referred to in Article 97(3)(h); and

(x)           after making such other adjustments (if any) as the Auditors consider appropriate.

The certificate or report of the Auditors as to the amount written off in respect of goodwill arising on the consolidation or acquisition of brands, businesses or companies remaining within the Group and of the adjusted total of the share capital and consolidated reserves at any time or in respect of any period may in the absence of manifest error be relied upon by the Board.

(3)           For the purposes of this Article:

(a)           the following shall (except in so far as otherwise taken into account) be deemed to be included in the expression “moneys borrowed”:

(i)            the nominal or principal amount of any share capital, moneys borrowed or other indebtedness of any person or body whether corporate or unincorporate the beneficial interest in the right to the repayment whereof is not for the time being owned by and the repayment whereof is guaranteed or secured by or is the subject of an indemnity given by the Company or by a subsidiary undertaking;

(ii)           the principal amount raised by any person by acceptances (not being acceptances in relation to the purchase of goods in the ordinary course of trading the amounts raised whereunder are to remain outstanding for not more than 180 days) or under any acceptance credit opened on its behalf by any bank or accepting house;

(iii)          the principal amount for the time being owing in respect of any debenture (within the meaning of section 744 of the Act) of the Company or a subsidiary undertaking whether issued in whole or in part for cash or otherwise;

(iv)          the nominal amount of any issued share capital of any subsidiary undertaking (not being equity share capital which as regards capital has rights no more favourable than those attached to its ordinary share capital) not for the time being beneficially owned by the Company or another subsidiary undertaking which is wholly-owned; and

(v)           the principal amount of any book debts of the Company or any subsidiary undertaking which have been sold or agreed to be sold, to the extent that the Company or any subsidiary undertaking is for the time being liable to indemnify or reimburse the purchaser in respect of any non-payment;

(b)           moneys borrowed or raised by the Company or a subsidiary undertaking which would otherwise fall to be taken into account for the purposes of the limit contained in Article 97 (2) and intended to be applied within six months of first being so borrowed or raised in repaying other moneys borrowed falling to be taken into account for the purposes of such limit shall, pending such application or the expiry of such period whichever shall be the earlier, be deemed not to be moneys borrowed;

(c)           a proportion of the moneys borrowed of any partly-owned subsidiary undertaking, but only to the extent that an amount equivalent to such proportion exceeds moneys borrowed (if any) from such partly-owned subsidiary undertaking by the Company or another subsidiary undertaking, shall be deemed not to be moneys borrowed, such proportion being that which the issued ordinary share capital of such partly-owned subsidiary undertaking which is not for the time being beneficially owned directly or indirectly by the Company bears to the whole of the issued ordinary share capital of such partly-owned subsidiary undertaking;

(d)           moneys borrowed by the Company or a subsidiary undertaking from bankers or others for the purpose of financing any contract in respect of which any part of the price receivable is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade and Industry, or any institution approved by the Board carrying on similar business in the United Kingdom, the Channel Islands or the Republic of Ireland, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured shall be deemed not to be moneys borrowed;

(e)           moneys borrowed shall not include any moneys borrowed which are for the time being deposited with H.M. Customs & Excise or other body, or equivalent body in the Channel Islands or in the Republic of Ireland, designated by any relevant legislation or order in connection with import deposits or any similar governmental scheme to the extent that the Company or subsidiary undertaking making such deposit retains its interest therein;

(f)            a sum equal to the amount of moneys borrowed of a company which becomes a subsidiary undertaking after 8th November, 1985 and which are outstanding at the date when such company becomes a subsidiary undertaking shall, for a period of six months from the date of such event, be deemed not to be moneys borrowed for the purposes of the limit contained in Article 97 (2) to the extent that such sum exceeds any increase in such limit arising out of the adjustments to be made to the adjusted total of the share capital and consolidated reserves on account of the transaction whereby such company becomes a subsidiary undertaking and of any other transaction effected during such period of six months whereby the outside interest (if any) in such subsidiary undertaking is reduced;

(g)           any company which it is proposed shall become or cease to be a subsidiary undertaking contemporaneously with any relevant transaction shall be treated as if it had already become or ceased to be a subsidiary undertaking;

(h)           amounts prospectively payable for the hire or lease of movable or immovable property shall be deemed not to be moneys borrowed notwithstanding that a capital amount in respect of such amounts may be included as a liability in the latest consolidated balance sheet;

(i)            when the aggregate amount of moneys borrowed required to be taken into account for the purposes of this Article on any particular day is being ascertained, any such moneys denominated or repayable (or repayable at the option of any person other than the Company or a subsidiary undertaking) in a currency other than sterling shall be translated for the purposes of calculating the sterling equivalent at the rate(s) of exchange prevailing on that day in London provided that all of such moneys borrowed shall be translated at the rate(s) of exchange prevailing in London six months before such day if thereby the sterling equivalent would be less and so that for this purpose the relevant rate of exchange shall be taken as the spot rate of any bank approved by the Board for the exchange of the relevant currency into sterling at 11.00 a.m., London time, on the relevant date or, to the extent that the repayment of such moneys borrowed is covered by a forward purchase contract with a bank approved by the Board at the rate of exchange specified therein; and

(j)            no moneys borrowed shall be included in the same calculation more than once.

(4)           For the purpose of calculating the limit of borrowing under this Article there shall be credited (subject, in the case of any item held or deposited by a partly owned subsidiary undertaking, to the exclusion of a proportion thereof equal to the proportion of the issued equity share capital of the partly-owned subsidiary undertaking which is not attributable to the Company or any subsidiary undertaking of the Company) against the amount of any moneys borrowed the aggregate of:-

(a)           cash in hand of the Group;

(b)           cash deposits and the balance on each current account of the Group, in each case having a maturity of twelve months or less, with banks in the United Kingdom and/or elsewhere if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive; however, if the remittance of such cash is prohibited it shall nonetheless be deducted from amounts borrowed but only to the extent that it may be set-off against or act as security for any borrowings or amounts included in sub-paragraphs 3(a)(i) to (v) of this Article; and

(c)           the amount of all assets having a maturity of twelve months or less as would be included in “Investments - short term loans and deposits” in a consolidated balance sheet of the Group prepared as at the date of the relevant calculation in accordance with the principles with which the latest consolidated balance sheet was produced.

(5)           The certificate or report of the Auditors as to the amount of the limit contained in Article 97(2) or as to the aggregate amount of moneys borrowed falling to be taken into account for the purposes of or as to compliance with such limit at any time or throughout any period may in the absence of manifest error be relied upon by the Board.

(6)           No person dealing with the Company or any of its subsidiary undertakings shall by reason of the foregoing provisions be concerned to see or enquire whether this limit is observed. No debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

APPOINTMENT AND RETIREMENT OF DIRECTORS

98.           At every Annual General Meeting a minimum of one-third of the Directors shall retire, save that if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office.

99.           The Directors to retire by rotation on each occasion shall be those of the Directors who held office at the time of the two preceding Annual General Meetings and who did not retire at either of them. If the number of Directors so retiring is less than the minimum number required by the Articles to retire by rotation, additional Directors up to that number shall also retire. The additional Directors to retire shall be those of the Directors who have been longest in office since they were last elected; but, as between persons who were elected on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The

Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the start of business on the date of the notice convening the Annual General Meeting and no Director shall be required to retire or be relieved from retiring by reason of any changes in the number or identity of the Directors after that time on the date of the notice but before the close of the meeting.

100.         If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

101          No person other than a Director retiring by rotation shall be appointed or reappointed a Director at any general meeting unless:

(a)           he is recommended by the Board; or

(b)           not less than seven nor more than 35 clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment or reappointment, stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company’s register of Directors, together with notice executed by that person of his willingness to be appointed or reappointed.

102.         Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate resolution.

103.         Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director and may also determine the rotation in which any additional Directors are to retire.

104.         The Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director. A Director so appointed shall hold office only until the next following Annual General Meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such Annual General Meeting, he shall vacate office at the conclusion thereof.

105.         Subject as aforesaid, a Director who retires at an Annual General Meeting may, if willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints another person in his place, or if it does not do so, until the end of the meeting.

106.         In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution remove any Director before the expiration of his period of office and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purpose of determining the time at which he or any other Director is to retire, as if he had become a

Director on the day on which the person in whose place he is appointed was last appointed or reappointed a Director.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

107.(1)    The office of a Director shall be vacated if:

(a)           he ceases to be a Director by virtue of any provisions of the Companies Acts or pursuant to these Articles or he becomes prohibited by law from being a Director; or

(b)           he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)           he is, or may be, suffering from mental disorder and either:

(i)            he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

(ii)           an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d)           he resigns his office by giving notice to the Company; or

(e)           he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board resolves that his office be vacated.

(2)           Without prejudice to any of the provisions for disqualification of Directors or for retirement by rotation contained in these Articles, the office of a Director shall ipso facto be vacated if, by notice in writing delivered to the Office or tendered at a meeting of the Board, his resignation is requested by all of the other Directors and all of the other Directors are not less than three in number. In this Article references to any notice being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

(3)           If the office of a Director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the Board.

(4)           No person shall be disqualified from being appointed a Director, and no Director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution. Where the Board convenes any general meeting of the Company at which (to the knowledge of the Board) a Director will be proposed for appointment or reappointment who at the date for which the meeting is convened will have attained the age of 70 years or more, the Board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or reappointment of that Director, at that meeting.

(5)           No shareholding qualification for directors shall be required.

REMUNERATION OF DIRECTORS

108.         The Directors shall be paid out of the funds of the Company by way of remuneration for their services such sums as the Board, or a committee of the Directors, may from time to time determine.

DIRECTORS’ EXPENSES

109.         The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties. The Company may also fund a Director’s expenditure on defending proceedings as provided by the Companies Acts.

110.         Any Director who by request of the Board or any committee authorised by the Board performs special services or goes or resides abroad for any purposes of the Company may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board or any committee authorised by the Board may determine.

MANAGING AND EXECUTIVE DIRECTORS

111.         Subject to the provisions of the Companies Acts, the Board or any committee authorised by the Board may appoint one or more of its body to the office of Managing Director or to any other executive office (except that of auditor) of the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Board or any committee authorised by the Board determines. The Board or any committee authorised by the Board may revoke any appointment of a Director to an executive office but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company. The Board or any committee authorised by the Board may permit any person appointed to be a Director to continue in any other office or employment held by him before he was so appointed.

112.         Any appointment of a Director to the office of Managing Director shall terminate if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.

113.         A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.

114.         The emoluments of any managing Director or Director holding any other executive office for his services as such shall be determined by the Board or any committee authorised by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS’ INTERESTS

115.         Subject to the provisions of the Companies Acts, and provided that he has disclosed to the Board the nature and extent of any material interest of his, a Director notwithstanding his office:

(a)           may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)           may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;

(c)           shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

(d)           may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

116.         For the purposes of Article 115:

(a)           a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(b)           an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

(c)           a Director who to his knowledge is in any way, whether directly or indirectly, interested in a transaction or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the transaction or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

117.         The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them Directors of such company, or voting or providing for the payment of remuneration to the Directors of such company).

DIRECTORS’ GRATUITIES AND PENSIONS

118.         The Board or any committee authorised by the Board may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any office or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF DIRECTORS’ MEETINGS

119.         Subject to the provisions of the Articles, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board. Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose but such notice given to a Director absent or intending to be absent from the United Kingdom need not be given any earlier than notice given to Directors not so absent. A Director may waive notice of any meeting either prospectively or retrospectively. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairman shall have a second or casting vote. In this Article references to any notice being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

120.         The quorum for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two. A person who holds office only as an Alternate Director shall, if his appointor is not present, be counted in the quorum. Subject to the provisions of these Articles, any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

121.         The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting.

122.         The Board may appoint one of its number to be the Chairman, and one of its number to be the Deputy Chairman of the Board and may at any time remove either of them from such office. Unless he is unwilling to do so, the Director appointed as Chairman, or in his stead the Director appointed as Deputy Chairman, shall preside at every meeting of the Board at which he is present. If there is no Director holding either of those offices, or if neither the Chairman nor the Deputy Chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be Chairman of the meeting.

123.         All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director or Alternate Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or Alternate Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

124.         (1) A resolution which has been agreed upon either orally or in writing by a majority of the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board (not being less than the number of Directors required to form a quorum of the Board) shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held and for this purpose:

(a)           a resolution in writing may consist of several documents to the same effect each signed by one or more Directors and may be in any form, including facsimile transmission;

(b)           a resolution agreed by an Alternate Director need not also be agreed by his appointor; and

(c)           a resolution agreed by a Director who has appointed an Alternate Director need not also be agreed by the Alternate Director in that capacity.

In this Article references to a resolutions being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

(2)           Without prejudice to the first sentence of Article 119, a meeting of the Board or of a committee of the Board may consist of a conference between Directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously; and the word “meeting” in these Articles shall be construed accordingly.

125.         Save as otherwise provided by the Articles, a Director shall not vote and if he should do so his vote shall not be counted, on any resolution concerning a matter in which to his knowledge he has, directly or indirectly, an interest or duty (other than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company) which is material except that he may do so if his interest or duty arises only because the case falls within one or more of the following paragraphs:

(a)           the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)           the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)           where the Company or any of its subsidiary undertakings is offering securities in which offer the Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the Director is to participate;

(d)           the resolution relates to a proposal concerning any other company in which he is interested directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever provided he (either directly or indirectly) is the holder of or is beneficially interested in less than one per cent. of any class of the equity share capital of such company (or any third company through which his interest is derived) (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances). For the purpose of this paragraph of this Article there shall be disregarded any shares held by the director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust and in which his interest is in reversion or reminder if and so long as some other person is entitled to receive the income of the trust and any shares comprised in an authorised unit trust scheme in which he is interested only as a unit holder;

(e)           any contract for the benefit of employees of the Company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the contract relates;

(f)            any contract concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to directors and employees of the Company or any of its subsidiary undertakings and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates; and

(g)           the resolution relates to a proposal concerning any insurance which the Company is empowered to purchase or maintain for or for the benefit of any Directors of the Company or for persons who include Directors of the Company.

For the purposes of this Article, an interest of a person who is, for any purpose of the Act (excluding any statutory modification thereof not in force when this regulation becomes binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an Alternate Director, an interest of his appointor shall be treated as an interest of the Alternate Director without prejudice to any interest which the Alternate Director has otherwise.

126.         A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

127.         Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to paragraph (d) of Article 125) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

128.         If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote, or as to the materiality of a Director’s interest, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any question shall arise in respect of the Chairman of the meeting, the question shall be decided by a resolution of the Board (for which purpose the Chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the Chairman (so far as it is known to him) has not been fairly disclosed to the Board.

SECRETARY

129.         Subject to the provisions of the Companies Acts, the Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.

MINUTES

130.         (1) The Board shall cause minutes to be made in books kept for the purpose:

(a)           of all appointments of officers made by the Board; and

(b)           of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board, and of committees of the Board, including the names of the Directors present at each such meeting.

(2)           Any such minutes shall be sufficient evidence without further proof of the facts therein stated if signed by:

(a)           the Chairman of the meeting to which they relate; or

(b)           the Chairman of the meeting at which they are read; or

(c)            the Secretary, if present at either such meeting.

THE SEAL

131.         The Seal shall only be used by the authority of a resolution of the Board or of a committee of the Board. The Board may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or by a second Director.

132.         The Board may by resolution determine either generally or in any particular case that any certificates for shares or debentures or representing any other form of security to which the Seal is affixed may have signatures affixed to them by some mechanical means or that such certificates need not bear any signature.

DIVIDENDS

133.         Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board.

134.         Subject to the provisions of the Companies Acts, the Board may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim or other dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the Board that the profits available for distribution justify the payment. Provided the Board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

135.         Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up or credited as paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

136.         Dividends may be declared or paid in any currency. The Board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

137.         A general meeting declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

138.         The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.

139.         All dividends and interest shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the Register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

140.         The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

141.         Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the Register or to such person and to such address as the person or persons entitled may in writing direct. Every cheque, warrant or similar financial instrument shall be made payable to the person or persons entitled or to such other person as the person or persons entitled may in writing direct and shall be sent at the risk of the person or persons entitled, and payment of the cheque shall be a good discharge to the Company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means and to or through such person as the holder or joint holders may in writing direct, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

142.         No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

143.         All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the Company shall not be constituted a trustee thereof. Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company.

144.         The Company shall be entitled to cease sending any dividend warrant, cheque or similar financial instrument by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or following one such occasion reasonable enquiries have failed to establish any new address of the member. The entitlement conferred on the Company by this Article in respect of any member shall cease if such member claims a dividend or cashes a dividend warrant or cheque.

ACCOUNTS

145.         No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the Board or by ordinary resolution of the Company.

146.         A printed copy of every balance sheet (including any documents required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors’ and Auditors’ reports shall, at least 21 days prior to the meeting, be delivered or sent to every member and to every debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to one of the joint holders and for the purposes of this Article references to delivering or sending any document includes delivering or sending the relevant document by using electronic communications and/or publication on a website in accordance with the Act.

147.         The Company may send summary financial statements to members of the Company instead of copies of its full accounts and reports and for the purposes of this Article references to sending any document includes sending the relevant document by using electronic communications and/or publication on a website in accordance with the Act.

CAPITALISATION OF PROFITS

148.         The Board may with the authority of an ordinary resolution of the Company:

(a)           subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(b)           appropriate the sum resolved to be capitalised to the members holding ordinary shares on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid. Where the amount capitalised is applied in paying up in full unissued shares, the Company will also be entitled to participate in the relevant distribution in relation to any ordinary shares held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly;

(c)           make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions; and

(d)           authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(i)            the allotment to such members respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation; or

(ii)           the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts or any part of the amounts, remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

149.         If, pursuant to the provisions of any employees’ share scheme established by the Company or by any subsidiary undertaking, the terms on which any person is entitled to be allotted shares are adjusted in such a way that the exercise price payable in cash on allotment by the person so entitled is adjusted to a price below the nominal value of such shares, the Board shall (as soon as practicable after the making of such adjustment) transfer a sum equal to the difference between such adjusted exercise price and the nominal value of such shares from the profits or reserves of the Company which are available for distribution and not required for paying any preferential dividend to a reserve account (the “Option Scheme Reserve Account”). Upon the allotment of any such shares in accordance with any such employees’ share scheme, the Board shall capitalise the amount transferred to the Option Scheme Reserve Account in respect of such shares and apply the same in paying up the said difference between the adjusted exercise price and the nominal value of such shares. The Board shall not, save as hereinafter provided, apply sums standing to the credit of the Option Scheme Reserve Account for any purpose other than paying up the said difference upon allotment of any such shares. This restriction shall not apply to sums transferred to the Option Scheme Reserve Account in respect of any shares when the person entitled to allotment of those shares ceases for any reason to be so entitled.

150.         Notwithstanding Article 148, if, in relation to the whole (or some part to be determined by the Board) of any dividend which it is proposed should be paid, the Board considers it appropriate to offer to members holding ordinary shares (excluding any member holding shares as treasury shares) the right to receive fully paid ordinary shares in the Company in lieu of such dividend, the Board may, if authorised by an ordinary resolution of the Company to make such an offer, appropriate to the relevant members who have validly accepted such an offer such amount for the time being standing to the credit of any reserve or fund available for capitalisation (including the profit and loss account) as may be necessary and apply the same in allotting new ordinary shares to such members in the relevant proportions.

The following provisions shall apply:

(a)           the ordinary resolution conferring authority on the Board may specify a particular dividend (whether or not already declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

(b)           the entitlement of each member holding ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such member elects to forgo; for this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s ordinary shares as derived from the London Stock Exchange Daily Official List on the day on which the ordinary shares are first quoted “ex” the relevant dividend and the four subsequent dealing days or in such other manner as may be determined by or in accordance with the ordinary resolution, and a certificate or report by the

Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(c)           no fraction of an ordinary share shall be allotted; the Board may make such provisions as it thinks fit for any fractional entitlements, including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member holding ordinary shares and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid ordinary shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements;

(d)           the Board may exclude from any offer any members holding ordinary shares where it believes that such exclusion is necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory or that for any other reason the offer should not be made to them;

(e)           the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (the “elected ordinary shares”) and instead new ordinary shares shall be allotted to the members holding the elected ordinary shares in the relevant proportions;

 (f)           the Board shall have the power to take such steps as it may deem fit in order to implement the provisions of this Article; and

(g)           the new ordinary shares when allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue, except that they will not be entitled to participation in the relevant dividend.

NOTICES

151.         Any notice to be given to or by any person pursuant to the Articles shall be in writing except that a notice calling a meeting of the Board need not be in writing. In this Article references to any notice being in writing include the results of use of electronic communications, subject to such terms and conditions as the Board may decide.

152.         The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. Where appropriate the Company can also send any notice or other document by using electronic communications and/or by publication on a website in accordance with the Act.

A member whose registered address is not within the United Kingdom and who gives to the Company a postal address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address. Any member whose registered address is not within the United Kingdom and who gives to the Company an address for the purposes of electronic communications may, at the absolute discretion of the Board, have notices or documents sent to him at that address. Otherwise no such member shall be entitled to receive any notice from the Company.

153.         A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where appropriate, of the purposes for which it was called.

154.         A notice delivered or sent by post to the registered address of a member or sent by use of electronic communications to an address provided by the member pursuant to the Articles shall, notwithstanding that such member is dead, bankrupt or mentally disordered and whether or not the Company has notice of his death, bankruptcy or mental disorder, be deemed to have been duly given in respect of any share registered in the name of the member as sole or joint holder. A notice so given shall be deemed a sufficient notice to all persons interested (whether jointly with or claiming through or under the member) in the share.

155.         Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been duly given to a person from whom he derives his title provided that no person who becomes entitled to a share shall be subject to the provisions of Article 9 by reason of any notice served under section 212 of the Act on the person from whom he derives his title before his name is entered in the Register.

156.(1)    If a notice or document is sent by the Company by post, it is treated as being received 24 hours after it was posted. In proving that a notice or document was received, it is sufficient to show that the envelope was properly addressed and put into the postal system with postage paid.

(2)           If a notice or document is left by the Company at a member’s registered address or at a postal address notified to the Company in accordance with the Articles by a person who is entitled by transmission to a share, it is treated as being received on the day it was left.

(3)           If a notice or document is sent by the Company using electronic communications it is treated as being received on the day after it was sent. Proof that a notice or document contained in an electronic communication was sent which accords with guidance issued from time to time by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

(4)           If a notice or document is sent by the Company by any other means authorised in writing by a member, it is treated as being received when the Company has done what it is authorised to do by that member.

(5)           If a notice or other document is placed on the Company’s website or websites, it is treated as being received on the day following that on which a notice of availability was sent.

157.         Notices may be served upon the bearers of share warrants by advertising the same once in a national newspaper, and any notice so advertised shall be deemed to have been served upon such bearers.

158.         If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or of the relevant electronic communication system the Company is unable effectively to convene a general meeting by notice sent through the post or by electronic communication, a general meeting may be convened by a notice advertised in at least one newspaper with a national circulation and in that event the notice shall be deemed to have been served on all members and persons entitled by transmission, who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper. If at least six clear days prior to the meeting the sending of notices to addresses throughout the United Kingdom by post or by electronic communication has again become practicable, the Company shall send confirmatory copies of the notice by post or by electronic communication to the persons entitled to receive them.

DESTRUCTION OF DOCUMENTS

159.         The Company shall be entitled to destroy or delete all instruments of transfer of shares which have been registered at any time after the expiry of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiry of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiry of one year from the date of the cancellation thereof and all paid dividend warrants and cheques at any time after the expiry of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiry of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed or deleted was duly and properly made and every instrument of transfer so destroyed or deleted was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed or deleted was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided that:

(a)           the aforesaid provisions shall apply only to the destruction or deletion of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)           nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction or deletion of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(c)           references herein to the destruction or deletion of any document include references to the disposal thereof in any manner.

WINDING UP

160.         If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Companies Acts, divide among the members (excluding the Company holding shares as treasury shares) in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

161.         The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNITY

162.         Subject to the provisions of the Companies Acts, the Company may indemnify any Director of the Company or any associated company against any liability and may purchase and maintain for any Director of the Company, or any associated company, insurance against any liability.